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                                                                    Exhibit 3.9a

                          CERTIFICATE OF INCORPORATION

                                       of

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

          Pursuant to Section 402 of the Business Corporation Law

          I, the undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, do hereby make, sign, acknowledge and file this Certificate for that purpose, as follows:

          FIRST: The name of the proposed corporation is:

          CARR BUSINESS MACHINES OF GREAT NECK INC.

          SECOND: The purposes for which the said corporation is to be formed are as follows:

          To take, purchase, exchange, hire, lease or otherwise acquire real estate and property either improved or unimproved and any interest or right therein, and to own, hold, control, maintain, manage or develop the same in any State of the United States, or the District of Columbia.

          To purchase, exchange, hire or otherwise acquire such personal property, chattels, rights, easements, permits, privileges and franchise as may lawfully be purchased, exchanged, hired or acquired under the Business Corporation Law of the State of New York.

          To erect, construct, maintain, improve, rebuild, enlarge, alter, manage and control directly or through ownership of stock in any corporation, any and all kinds of buildings, houses, hotels, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all structures and erections which may at any time be necessary, useful or advantageous in the judgment of the board of directors, for the purposes of the corporation, and which can lawfully be done under the Business Corporation Law.

          To sell, manage, improve, develop, assign, transfer, convey, lease, sublease, pledge or otherwise alienate or dispose of, and to mortgage, or otherwise encumber the land, buildings, real property, chattels real and other property of the

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company, real and personal and wheresoever situate, and any and all legal and equitable rights therein.

          To manufacture, produce and otherwise prepare and to buy and otherwise acquire, sell, lease, import, export, trade and deal in, use, store, transport, distribute and dispose of, deal in and with goods, wares, merchandise, products, supplies, materials, and any and all commodities of whatsoever nature and character.

          To buy, lease, or otherwise acquire the whole or any part of the business, good-will and assets of any person, firm or corporation engaged in the same or any similar business to that for which this corporation is organized.

          To acquire, purchase, hold and dispose of the stocks, bonds, and other evidences of indebtedness of any corporation, domestic or foreign, and to exercise all rights and privileges appertaining thereto.

          To borrow or raise money for any of its corporate purposes and to issue its notes, drafts, bills of exchange, warrants, bonds, debentures, or other securities therefor.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer the share of its own capital stock; provided it shall not use its funds for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices and to carry on and transact business in any State, District or territory of the United States or in any foreign country.

          To buy, sell, manufacture, repair, and service, counting typewriting and other office machines and supplies and parts therefor, and stationery and office supplies, furniture, and other articles associated therewith, and any and all other machinery, tools and equipment connected with such articles and business, both wholesale and retail, domestic and foreign; to act as agent, manufacturer's representative, sales representative therefor, and to establish agencies for others in the buying and selling of said products, equipment, supplies and items incidental thereto, including raw materials and finished products, as freely as any natural person might or could do, anywhere.

          In general, to carry on any similar business and to have and exercise all the powers conferred by the laws of New York upon corporations formed under

                                       -2-

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the Act aforesaid, and to do any or all of the things herein set forth to the same extent as natural persons might or could do.

          THIRD: The total number of shares that may be issued by the corporation is 200 shares, all of which are to be without par value.

          FOURTH: The office of the corporation is to be located in the incorporated area of Merrick, Town of Hempstead, County of Nassau and State of New York.

          FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation, which may be served upon him, is 275 West Sunrise Highway, Merrick, New York.

          SIXTH: The subscriber of the Certificate is of full age.

          SEVENTH: The accounting period for which the corporation intends to establish for its first franchise tax report is calendar year ending March 31.

          EIGHTH: The corporation may issue and sell its shares without par value for such consideration as, from time to time, may be fixed by the Board of Directors.

          IN WITNESS WHEREOF, I have made, signed and acknowledged this Certificate this 10th day of December, 1975.


                                           /s/ Clifford J. Schorer, Jr.   (L.S.)
                                        ----------------------------------
                                        CLIFFORD J. SCHORER, JR.
                                        275 West Sunrise Highway
                                        Merrick, New York

                                       -3-

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STATE OF NEW YORK)
                 : SS.:
COUNTY OF NASSAU)

          On the 10th day of December, 1975, before me personally came CLIFFORD
J. SCHORER, JR., to me known to be the person described in and who executed the foregoing Certificate of Incorporation, and that he thereupon duly acknowledged to me that he executed the same.


                                                  /s/  William P. McHale
                                           -------------------------------------
                                                       Notary Public

                                             William P. McHale
                                             Notary Public, State of New York
                                             No. 30-7843415
                                             Qualified in Nassau County
                                             Commission Expires March 30, 1976

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                                   CERTIFICATE

                                       OF

                          CARR BUSINESS MACHINES, INC.

          The undersigned, President and Secretary of CARR BUSINESS MACHINES, INC., does hereby certify the following is a complete and true copy of the resolution adopted at a meeting of the Board of Directors of said corporation, duly called and held at 130 North Franklin Street, Hempstead, New York, on November 3, 1975, at which a quorum was present; and that the said resolution has not been rescinded or modified and is now in full force and effect, to wit:

          "RESOLVED: That the Board of Directors of CARR BUSINESS MACHINES, INC. are of the opinion that the name CARR BUSINESS MACHINES OF GREAT NECK, INC. does not so nearly resemble the corporate title of CARR BUSINESS MACHINES, INC. as to tend to confuse or deceive within the meaning of Section 301 of the Business Corporation Law of the State of New York; and further Resolved, that consent is hereby given to the incorporation of a corporation under the corporate title of CARR BUSINESS MACHINES OF GREAT NECK, INC."

          IN WITNESS WHEREOF, I have hereunto set the hand and seal of this corporation this 19th day of December, 1975.


                                              /s/ Clifford J. Schorer, Jr.
                                           -------------------------------------
                                            Clifford J. Schorer, Jr., President
                                            and Secretary

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STATE OF NEW YORK)
                 : SS.:
COUNTY OF NASSAU)

          On this 19th day of December, 1975, before me personally came CLIFFORD
J. SCHORER, JR., to me known, who, being by me duly sworn, did depose and say that he resides at 16 Norton Place, Freeport, New York; that he is the President and Secretary of CARR BUSINESS MACHINES, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name by like order and he did also acknowledge to me that he executed the foregoing certificate.


                                                  /s/  William P. McHale
                                           -------------------------------------
                                                      Notary Public

                                             William P. McHale
                                             Notary Public, State of New York
                                             No. 30-7843415
                                             Qualified in Nassau County
                                             Commission Expires March 30, 1976

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                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                          CARR BUSINESS MACHINES, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                     * * * *

1.   The name of the corporation is Carr Business Machines, Inc.

2. The certificate of incorporation of said corporation was filed by the Department of State on the fifth day of January, 1976.

3. (a) The certificate of incorporation is amended to change the name of the corporation to:

                           CARR BUSINESS SYSTEMS, INC.

     (b)  To effect the foregoing, Article FIRST is amended to read as follows:
          The name of the proposed corporation is: CARR BUSINESS SYSTEMS, INC.

4. The amendment(s) was authorized in the following manner: By Joint Unanimous Written Consent of the Board of Directors and the Sole Shareholder dated July 12, 2000.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                        Dated this 20th day of July, 2000


                                                   /s/ Paul A. Schulman
                                           -------------------------------------
                                                   By: Paul A. Schulman
                                                   Its President